BARAN GROUP, LTD.

NOTICE OF GENERAL SPECIAL MEETING OF SHAREHOLDERS

To Be Held On February 27, 2003

       NOTICE IS HEREBY GIVEN that a General Special Meeting of Baran Group, Ltd. (the “Company”) will be held at our executive offices at 5 Menachem Begin Ave., 4th floor, Beit Dagan, Israel, on Thursday, February 27, 2003 at 5:00 p.m. (Israel time).

      The agenda of the General Special Meeting will be as follows:

(a)	To change the Company’s securities reporting obligations from reporting in conformity with the Israeli Securities Act to reporting in conformity with the U.S. Securities Exchange Act of 1934, following the filing of the Company’s annual financial statements for the 2002 fiscal year and effective as of a date to be determined by the Company’s management which shall be announced to the public; and

(b)	To approve the Company’s 2002 Employee and Consultant Stock Option Plan for the grant of up to 116,000 options primarily for the benefit of the employees of the Company’s U.S. subsidiary, Baran Telecom Inc.

      Our board of directors recommends a vote FOR approval of all the matters to be voted upon at the General Special Meeting.

      U.S. shareholders who are unable to attend the General Special Meeting in person are requested to complete, date and sign the enclosed form of proxy card and return it promptly, so as to be received not later than forty-eight (48) hours before the meeting. Postage is required. Shareholders of record at the close of business on January 28, 2003, will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

MEIR DOR
Chairman of the Board of Directors

TRANSLATED FROM HEBREW. This English translation is for convenience only — in the event of any conflict, the Hebrew version will control.

Baran Group Ltd.

8 Haomarim St., Omer 84965 Israel

Tel:      +972-8-6200-200
Fax:      +972-8-6200-201

(Hereinafter: the “Company”)

January 30, 2003

Invitation to a General Special Meeting

        Pursuant to the Israeli Securities Act-1968 (hereinafter, the “Israeli Securities Act”), the Israeli Companies Act-1999 (hereinafter, the “Israeli Companies Act”) and the Israeli Companies Ordinance (Publication of Announcements of General and Class Meetings in Public Companies- 2000), Baran Group, Ltd. hereby announces the convening of a general special meeting of the Company’s shareholders, which shall take place on February 27, 2003 at 5:00 P.M. in the Company’s offices at 5 Menachem Begin Ave. 4th floor, Beit Dagan, Israel. The agenda for the meeting is as follows:

1.	To change the Company’s securities reporting obligations from reporting in conformity with the Israeli Securities Act to reporting in conformity with the U.S. Securities Exchange Act of 1934, as amended, pursuant to section 35LB of the Israeli Securities Act following the filing of the Company’s annual financial statements for the 2002 fiscal year and effective as of a date to be determined by the Company’s management which shall be announced to the public.

2.	To approve the Company’s 2002 Employee and Consultant Stock Option Plan for the grant of up to 116,000 options primarily for the benefit of the employees of the Company’s U.S. subsidiary, Baran Telecom Inc.

General Special Meeting

3.	The Company announces, pursuant to the Companies Act and the Companies Ordinances, anyone who is a shareholder of the Company on January 28, 2003, will be entitled to participate in the meeting and vote either personally or by authorized representative (proxy), in accordance with appointment letter and/or approval of ownership letter.

      The approval of ownership letters shall be submitted to the Company’s representative, Assael Haim Adv., until February 25, 2003 at 12:00 noon Israel time.

The Voting Majority required for the General Special Meeting

4.a.	The voting majority required for resolution number 1 of the general special meeting agenda is a majority of the Company’s shareholders, except for controlling shareholders, who are present and vote at the meeting.

b.	The voting majority required for resolution number 2 of the general special meeting agenda is a simple majority of the Company’s shareholders who are present and vote at the meeting.

The Complete Version of the Proposed Resolutions may be Reviewed at Haim Assael Law Offices, 5 Menachem Begin, Beit Dagan 50200 Tel: 972-3-9775533; Fax: 972-3-9775534 attention Maya Goldman Adv., as well as on the Company’s web site: www.barangroup.com.

Baran Group Ltd.

Baran Group Ltd.

8 Haomarim St., Omer 84965

Tel:      +972-8-6200-200
Fax:      +972-8-6200-201

Date: 1.30.2003

To The Securities Exchange Commission 22 Canfay Hanesharim St. Jerusalem-95464 Fax: +972-2-6513940	To Tel Aviv Stock Exchange 54 Ehad Ha’am St. Tel-Aviv-65202 Fax: +972-3-5105379	To The Companies Registrar P.O.Box 28178 Jerusalem-91280

Re:	Immediate Report-Securities Ordinances (Immediate and Periodic Reports)-1970 (hereinafter-the “Reporting Ordinances”). Baran Group Ltd. ID# 52-003725-0 (hereinafter-the “Company”).

1.	The Company hereby files an immediate report with respect to the convening of a general special meeting of its shareholders.

The Agenda of the General Special Meeting

2.	To change the Company’s securities reporting obligations from reporting in conformity with the Israeli Securities Act to reporting in conformity with the U.S. Securities Exchange Act of 1934, as amended, pursuant to section 35LB of the Israeli Securities Act following the filing of the Company’s annual financial statements for the 2002 fiscal year and effective as of a date to be determined by the Company’s management which shall be announced to the public.

3.	To approve the Company’s 2002 Employee and Consultant Stock Option Plan for the grant of up to 116,000 options primarily for the benefit of the employees of the Company’s U.S. subsidiary, Baran Telecom Inc.

A Concise Description of the Company’s Share Option Plan

4. A.	The Company’s share option plan includes the grant of up to 116,000 unregistered options (which shall be registered in the United States) primarily to the senior employees of the Company’s U.S. subsidiary, Baran Telecom Inc., who previously were employees of o2wireless Solutions, Inc. (“o2”) prior to the merger of this corporation with the Company.

B.	The establishment of the option plan was required in connection with the merger between the Company and o2.

C.	Each option shall be exercisable for one of the Company’s ordinary shares, par value 1.00 NIS (identical to the shares of the Company, which are traded on the TASE).

D.	All the employees who shall be granted options are domiciled in the United States; none of them is a director or an officer in the Company and does not hold more than 5% of the Company’s share capital.

E.	The options shall not be transferable (other than as a result of death).

F.	The options will be issued without consideration.

G.	The exercise price will be the average of the Company’s share price on the TASE, at the end of the trading day of each of the fourteen (14) days prior to the issuance of the options.

H.	The Company’s management is authorized to determine the remainder of the terms of the grant of the options consistent with the terms of the Stock Option Plan.

Place and date of the General Special Meeting

5.	The general special meeting of the Company shall take place on 2.27.2003 at 5:00 P.M. in the Company’s offices at 5 Menachem Begin Ave., 4th floor, in Beit Dagan.

The Company announces, pursuant to the Israeli Companies Act and the Companies Ordinances, anyone who is a shareholder of the Company on January 28, 2003, will be entitled to participate in the meeting and vote either personally or by authorized representative (proxy), in accordance with appointment letter and/or approval of ownership letter.

The approval of ownership letters shall be submitted to the Company’s representative, Assael Haim Adv., until February 25, 2003 at 12:00 noon Israel time.

The Voting Majority required for the General Special Meeting

6.a.	The voting majority required for resolution number 1 of the general special meeting agenda is a majority of the Company’s shareholders, except for controlling shareholders, who are present and vote at the meeting.

b.	The voting majority required for resolution number 2 of the general special meeting Agenda, is ordinary majority of the Company’s shareholders who are present and vote in the meeting.

The Company’s Representative

7.	The Company’s representative who handles the immediate report affair is Maya Goldman, Adv. from 5 Menachem Begin Ave., Beit Dagan 50200. Tel: +972-3-9775533; Fax: +972-3-9775534.

The Complete Version of the Proposed Resolutions may be Reviewed at Haim Assael Law Offices, 5 Menachem Begin, Beit Dagan 50200 Tel: 972-3-9775533; Fax: 972-3-9775534 attention Maya Goldman Adv., as well as in the Company’s web site: www.barangroup.com.

Respectfully submitted,

Sasson Shilo, Secretary

Baran Group, Ltd.

PROXY

BARAN GROUP, LTD

Proxy for General Special Meeting of Shareholders
to be held February 27, 2003.

The undersigned hereby appoints Meir Dor as attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the General Special Meeting of the Shareholders of Baran Group, Ltd., an Israeli corporation (the “Company”), to be held on Thursday, February 27, 2003 at 5:00pm (Israel time), and at any adjournment or postponement thereof, and to vote all ordinary shares of the Company standing in the name of the undersigned on January 28, 2003, with all of the powers the undersigned would possess if personally present at such meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(Continued and to be signed on reverse side)

ê     Please detach and mail in the envelop provided.      ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOP. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

		FOR	AGAINST	ABSTAIN
1.	Approval of change in Company’s reporting obligations to report in conformity with U.S. Securities laws.	☐	☐	☐

2.	Approval of Company’s 2002 Employee and Consultant Stock Option Plan.	☐	☐	☐

		YES	NO
	Do you have a personal interest in the transaction underlying Proposal 2? (Please note: If you do not mark either Yes or No, your shares will not be voted for Proposal.)	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder _________________________  Date: _______________  Signature of Shareholder _________________________  Date: _______________
Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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